Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES PROPOSED PRIVATE OFFERING OF SENIOR NOTES

OKLAHOMA CITY, OK – September 27, 2021 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced that it intends to offer, subject to market and other conditions, $500 million in aggregate principal amount of senior secured notes due 2028 (the “Notes”) for sale in a private placement to eligible purchasers. The Notes will be guaranteed on a senior secured basis by all of LSB’s existing subsidiaries and by certain of LSB’s future domestic wholly owned subsidiaries.

LSB intends to use the net proceeds from this offering to redeem all of its outstanding $435 million aggregate principal amount of 9.625% Senior Secured Notes due 2023 (the “Existing Notes”), to pay related transaction fees, expenses and premiums, and, to the extent of any remaining net proceeds, for general corporate purposes. Pending such application of the net proceeds of this offering, they may be invested in highly rated money market funds, U.S. government securities, treasury bills or short-term commercial paper.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes are expected to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. This press release is being issued in accordance with Rule 135c under the Securities Act. This press release is not an offer to purchase, a solicitation of an offer to sell or a notice of redemption with respect to the Existing Notes.

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers primarily throughout the United States.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, our ability to consummate the exchange transaction on the terms described herein and in the definitive proxy statement referred to herein or at all, the offering of the Notes may not ultimately be completed because of general market conditions or other factors, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Company Contact:

Cheryl Maguire, Executive Vice President & CFO

(405) 510-3524

Fred Buonocore, CFA, Vice President of Investor Relations

(405) 510-3550

fbuonocore@lsbindustries.com

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